SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 11, 2001
(Date of earliest event reported)

Consolidated Natural Gas Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3196 (Commission File Number)	54-1966737 (I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On April 11, 2001, (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Chase Securities Inc., as Representative, for the sale of $500,000,000 aggregate principal amount of the Company's 2001 Series A 6.85% Senior Notes Due 2011. These Senior Notes are a portion of the $1.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on January 4, 2001 (File No. 333-52602). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

A copy of the form of the First Supplemental Indenture to the Company's Indenture, pursuant to which these Senior Notes will be issued, is filed as Exhibit 4.2 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated April 11, 2001, between the Company and Chase Securities Inc., as Representative named in the Underwriting Agreement (filed herewith).
4.1

Form of Indenture between the Company and Bank One Trust Company, National Association, as Trustee (Exhibit 4.1 to Form S-3 Registration No. 333-52602, as filed on December 22, 2000, incorporated by reference).

4.2

Form of First Supplemental Indenture to the Indenture pursuant to which the 2001 Series A 6.85% Senior Notes Due 2011 will be issued. The form of 2001 Series A 6.85% Senior Notes Due 2011 is included as Exhibit A to the form of First Supplemental Indenture (filed herewith).

12	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Consolidated Natural Gas Company Registrant __/s/ James P. Carney_______________ James P. Carney Assistant Treasurer

Date: April 12, 2001